Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement on Form S-8 (File No. 333-215509) of Colony NorthStar, Inc. pertaining to the 2014 Omnibus Stock Incentive Plan;

(2)
Registration Statement on Form S-3 ASR (File No. 333-215506) of Colony NorthStar, Inc. pertaining to the registration of its class A common stock, preferred stock, depositary shares, warrants, and rights;

(3)	Registration Statement on Form S-8 POS (File No. 333-197104-01) of Colony NorthStar, Inc. pertaining to the 2014 Omnibus Stock Incentive Plan; and

(4)	Registration Statement on Form S-8 POS (File No. 333-212739) of Colony NorthStar, Inc. pertaining to the NorthStar Realty Finance Corp. Third Amended and Restated 2004 Omnibus Stock Incentive Plan;

of our report dated February 28, 2017, with respect to the consolidated financial statements of Colony Capital, Inc. included as Exhibit 99.11 to this Annual Report (Form 10-K) of Colony NorthStar, Inc. for the year ended December 31, 2016.

/s/ Ernst & Young LLP
Los Angeles, California
February 28, 2017